If filing more than one

For period ending May 31, 2001								Exhibit 77 D

File number 811-8229


        The Trusts board approved modifications to the funds investment policies as a result of a new rule promulgated by the Securities and Exchange Commission. This rule generally requires a fund with a name suggesting that it focuses on a particular type of investment e.g. a fund calling itself ABC Stock Fund, the XYZ Bond Fund, or the QRS U.S. Government Fund to invest at least 80% of its net assets plus the amount of any borrowing for investment purposes in the type of investment suggested by its name. The changes to the funds investment policies take effect on April 8, 2002. These changes are not expected to materially affect portfolio management. Under normal circumstances, the fund invests at least 80% of its net assets in common stocks issued by companies represented in the S&P 500 Index. The fund may invest up to 20% of its net assets in cash or money market instruments, although it expects these investments will represent a much smaller portion of its net assets under normal circumstances.

The fund will interpret these new policies as if the following phrase appeared immediately after the words net assets: plus the amount of any borrowing for investment purposes.

The fund has adopted these changes as non-fundamental policies.
This means that these investment policies may be changed by the funds board without shareholder approval. However, the fund has also adopted a policy to provide its shareholders with at least 60 days prior written notice of any change to its 80% investment policy





For period ending May 31, 2001								Exhibit 77 Q. 1

File number 811-8229


CERTIFICATE OF AMENDMENT

BRINSON INDEX TRUST


	This Certificate of Amendment Certificate is filed in accordance with the provisions of the Delaware Business Trust Act
12 Del: Code Ann. Tit. 12 Section 3801 et seq. and sets forth the following:

1. The name of the trust is Brinson Index Trust Trust.

2. The Trusts Certificate of Trust is hereby amended to change the name of the Trust to UBS Index Trust.

3. This Certificate is effective April 8, 2002.

         IN WITNESS WHEREOF, the undersigned, being a Trustee, has executed this Certificate on this 19th day of February, 2002.



	/s/ Margo N. Alexander
	Margo N. Alexander
	As Trustee and not individually

	Address:	51 West 52nd Street
		New York, New York  10019


STATE OF NEW YORK       ss
CITY OF NEW YORK

	Before me this 19th day of February, 2002, personally appeared the above named Margo N. Alexander, known to me to be the person who executed the foregoing instrument and who acknowledged that she executed the same.

		/s/ Evelyn De Simone
		Notary Public

My commission expires: _July 15, 2002


CERTIFICATE OF AMENDMENT
TO
RESTATED BY-LAWS
OF
BRINSON INDEX TRUST

         The undersigned, being Vice President and Secretary of Brinson Index Trust Trust, hereby certifies that the Trustees of the Trust duly adopted the following resolution, which amended the Restated By-Laws of the Trust dated May 13, 1999 in the manner provided in such Restated By-Laws of the Trust, at a meeting held on February 13, 2002:

         RESOLVED, that the Restated By-Laws dated May 13, 1999 be, and they hereby are, amended to change the name of the Trust from Brinson
Index Trust to UBS Index Trust in the following manner:

The first paragraph of the Restated By-Laws is hereby amended to read as follows:

	These By-laws of UBS Index Trust the Trust, a Delaware business trust, are subject to the Trust Instrument of the Trust dated as of May 27, 1997, as amended and restated as of May 13, 1999, and as from time to time further amended, supplemented or restated the Trust Instrument. Capitalized terms used herein have the same meanings as in the Trust Instrument.


Dated: February 15, 2002
         			By: 	/s/ Amy R. Doberman
							Name:  Amy R. Doberman
							Title:    Vice President and Secretary


New York, New York ss

On this 15th day of February, 2002, before me personally appeared Amy R. Doberman, to me personally known, who, being by me duly sworn, did say that she is Vice President and Secretary of the above-referenced Trust and acknowledged that she executed the foregoing instrument as her free act and deed.


         					/s/ Evelyn De Simone
								Notary Public



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